UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 15, 2006

S.Y. BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	0-17262 (Commission File Number)	61-1137529 (I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 15, 2006, the Board of Directors of S.Y. Bancorp, Inc. (the "Company") approved amendments to the Company's Bylaws. These amendments primarily involve revisions appropriate to conform the Bylaws to the Kentucky Business Corporation Act (the "Act" or "KBCA") in light of recent amendments to the Act, and other modifications needed to conform to the Company's Articles of Incorporation and other corporate governance practices.

Set forth below is a summary of all substantive amendments to the Bylaws approved by the Board of Directors on August 15, 2006. A complete copy of the Bylaws, as amended through August 15, 2006, is filed as Exhibit 3.1 to this Report.

Article II

Section 2.01  Issuance of Shares. Language has been added to this section to expressly require the Board of Directors, a committee of the Board of Directors or a duly authorized officer to have authorized any issuance of shares. In addition, this section has been revised to conform to the KBCA; specifically that the Board of Directors make an adequacy determination of the consideration received for the issuance of shares prior to such shares being deemed fully paid and nonassessable. This section was further revised in accordance with amendments to the KBCA to allow for the issuance of shares in exchange for not only cash, labor done or property received (which were the only permissible forms of consideration pre-amendment), but also any tangible or intangible property or benefit to the corporation (i.e., promissory notes, contracts for services, etc.).

Section 2.02 Certificates Representing Shares. This section was revised to clarify that it represents the minimum requirements imposed by the KBCA for the form of the Company's share certificates.

Article III

Section 3.02 Annual Meeting. This section was revised to clarify that an annual shareholders meeting can be accomplished by a unanimous written consent, in lieu of an actual meeting.

Section 3.03  Special Meetings. This section was revised to specify that a majority of the directors may call a special meeting of shareholders rather than a single director, and to increase the percentage of outstanding shares required to call a special meeting. The percentage was enlarged from 20% to 33-1/3%, which percentage is consistent with the KBCA.

Section 3.04  Notice of Meetings. The earliest possible date that the Company may notify shareholders of a meeting has been increased to 60 days (which is the maximum number of days permitted by the KBCA), as opposed to 50 days. In addition, this section has been revised to authorize the Company to send notices by electronic transmission.

Section 3.05  Quorum. This section was revised to increase the number of days that a meeting may be adjourned when less than a quorum is present. It has been increased from 30 days to 120 days, which is consistent with the Act.

Section 3.06 Conduct of Meetings. This section was added in order to authorize the Board of Directors to establish various rules of conduct and order at shareholder meetings.

Section 3.07  Record Date. The changes to this section permit the Company to set the record date for shareholders' meetings 70 days (as opposed to 50 days) prior to the meeting, consistent with the Act. Additionally, in instances when a record date has not been fixed by the Company, language has been added to permit the fixing of the record date in the event that shareholders execute a written consent in lieu of a meeting.

Section 3.08  Voting Lists. The language in this section was amended to mirror that of the corresponding section of the KBCA. Specifically, it requires the list of shareholders to be available for inspection at least 5 business days prior to a meeting of the shareholders.

Section 3.09  Proxies. This section was amended to allow for proxies to be appointed by electronic transmission. Additionally, provisions regarding the revocability of proxies and the effect of a shareholder's death or incapacity on a proxy have been added.

Section 3.10 Voting of Shares. This section was revised to reflect the elimination of cumulative voting for directors in Section 3.12.

Section 3.12 Cumulative Voting. This section was revised to replace cumulative voting with plurality voting as the standard for electing directors.

Section 3.13  Shareholder Action Without a Meeting. This section was amended to incorporate additional requirements under the KBCA relating to revocation of shareholder consents and the giving of notice to non-consenting shareholders of action taken or proposed to be taken by shareholders by written consent without a meeting.

Section 3.15  Notice of Shareholder Business. This section was revised to clarify that any business proposed by a shareholder for consideration at an annual meeting must be a proper subject for shareholder action under the Act.

Section 3.16 Inspectors of Elections. This section was added to provide for the appointment of inspectors of election at shareholders' meetings.

Article IV

Section 4.01  Directors. This section was revised to require a minimum of nine directors (an increase from three) and provide for staggered terms for directors, which is consistent with the Articles of Incorporation.

Section 4.02  Qualifications of Directors. This section has been revised to specify that a director need not be a resident of Kentucky or a shareholder of the corporation. This revision is consistent with the director qualification provisions contained in the KBCA. Additionally, Section 4.02 previously provided for emeritus directors. This amendment removed this classification of directors from the Bylaws.

Section 4.03  Vacancies and Additional Directors. This section was revised to specify that any new director appointed by the Board to fill a position created as a result of an increase in the size of the Board will serve for the remainder of the full term of office of the class to which he is appointed. This section was further revised to permit vacancies that will occur at a specific later date (by resignation for instance) to be filled before the vacancy occurs.

Section 4.04  Removal of Directors. This section has been amended to provide that directors may be removed from office only for "cause," as defined in the Bylaws. This change is consistent with the Articles of Incorporation. This section has also been amended to reflect the elimination of cumulative voting for directors in Section 3.12 in favor of plurality voting.

Section 4.05 Place of Meeting. This section was revised to allow directors to participate in meetings via telephone and/or video conferencing.

Section 4.07  Special Meetings of Directors. This section was amended to specify that a majority of independent directors, rather than a single director, may call a special meeting, and that notices of special board meetings may be given by electronic means. Additionally, this section was amended to delete the authority of the President of the Corporation to call special board meetings.

Article VI

Section 6.01  Indemnification. This section was revised to state that the Company's obligation to indemnify directors shall be to the fullest extent authorized by the KBCA, as it now exists or may be amended in the future. Additionally, this section has been revised to state that the Company is not obligated to indemnify a director for expenses incurred in connection with a legal proceeding initiated by him or her, other than a proceeding to enforce a claim for indemnification, unless the proceeding is authorized by the Board of Directors.

Section 6.06  Claim for Indemnification. This section was revised to permit a director to recover expenses (including attorneys' fees) incurred in connection with a successful suit to enforce his or her indemnification rights.

Section 6.07  Indemnification-Officers and Employees. This section was amended to require the Company to indemnify and advance expenses to its officers to the same extent as it indemnifies and advances expenses to directors, except that in the case of an action brought by the Company against an officer alleging conduct detrimental to the best interests of the Company, no indemnification shall be made unless specifically authorized by the Board of Directors upon a determination that indemnification is appropriate under the circumstances. This section previously provided that, in all cases, indemnification of officers was left to the discretion of the Board.

Article VIII

Corporate Records. This section was added to incorporate the requirements of the KBCA relating to maintenance of corporate records.

Item 9.01 Financial Statements and Exhibits.

D. Exhibits

The following exhibit is filed as part of this Report:

Exhibit Number	Description of Exhibit

3.1	Bylaws of S.Y. Bancorp, Inc., as amended through August 15, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 16, 2006

S.Y. BANCORP, INC.

By: /s/ Nancy B. Davis
Nancy B. Davis, Executive Vice President, Treasurer and Chief Financial Officer